
HOULIHAN LOKEY
华利安

Project Pipe

Preliminary Draft – Discussion Material

January 24, 2014

MERGERS & ACQUISITIONS
CAPITAL MARKETS
FINANCIAL RESTRUCTURING
FINANCIAL ADVISORY SERVICES

HL.com

Confidential

Disclaimer

This presentation, and any supplemental information (written or oral) or other documents provided in connection therewith (collectively, the "materials"), are provided solely for the information of the Special Committee of the Board of Directors (the "Committee") of Sino Gas International Holdings, Inc. (the "Company") by Houlihan Lokey in connection with the Committee's consideration of a potential transaction (the "Transaction") involving the Company. This presentation is incomplete without reference to, and should be considered in conjunction with, any supplemental information provided by and discussions with Houlihan Lokey in connection therewith. Any defined terms used herein shall have the meanings set forth herein, even if such defined terms have been given different meanings elsewhere in the materials.

The materials are for discussion purposes only and may not be relied upon by any person or entity for any purpose except as expressly permitted by Houlihan Lokey's engagement letter. The materials were prepared for specific persons familiar with the business and affairs of the Company for use in a specific context and were not prepared with a view to public disclosure or to conform with any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and none of the Committee, the Company or Houlihan Lokey takes any responsibility for the use of the materials by persons other than the Committee. The materials are provided on a confidential basis solely for the information of the Committee and may not be disclosed, summarized, reproduced, disseminated or quoted or otherwise referred to, in whole or in part, without Houlihan Lokey's express prior written consent.

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The materials necessarily are based on financial, economic, market and other conditions as in effect on, and the information available to Houlihan Lokey as of, the date of the materials. Although subsequent developments may affect the contents of the materials, Houlihan Lokey has not undertaken, and is under no obligation, to update, revise or reaffirm the materials, except as expressly contemplated by Houlihan Lokey's engagement letter. The materials are not intended to provide the sole basis for evaluation of the Transaction and do not purport to contain all information that may be required. The materials do not address the underlying business decision of the Company or any other party to proceed with or effect the Transaction. The materials do not constitute any opinion, nor do the materials constitute a recommendation to the Committee, any security holder of the Company or any other party as to how to vote or act with respect to any matter relating to the Transaction or otherwise or whether to buy or sell any assets or securities of any company. Houlihan Lokey's only opinion is the opinion, if any, that is actually delivered to the Committee. The materials may not reflect information known to other professionals in other business areas of Houlihan Lokey and its affiliates.

The analyses contained in the materials must be considered as a whole. Selecting portions of the analyses, analytic methods and factors without considering all analyses and factors could create a misleading or incomplete view. The materials reflect judgments and assumptions with regard to industry performance, general business, economic, regulatory, market and financial conditions and other matters, many of which are beyond the control of the participants in the Transaction. Any estimates of value contained in the materials are not necessarily indicative of actual value or predictive of future results or values, which may be significantly more or less favorable. Any analyses relating to the value of assets, businesses or securities do not purport to be appraisals or to reflect the prices at which any assets, businesses or securities may actually be sold. The materials do not constitute a valuation opinion or credit rating. In preparing the materials, Houlihan Lokey has not conducted any physical inspection or independent appraisal or evaluation of any of the assets, properties or liabilities (contingent or otherwise) of the Company or any other party and has no obligation to evaluate the solvency of the Company or any other party under any law.

All budgets, projections, estimates, financial analyses, reports and other information with respect to operations (including estimates of potential cost savings and expenses) reflected in the materials have been prepared by management of the relevant party or are derived from such budgets, projections, estimates, financial analyses, reports and other information or from other sources, which involve numerous and significant subjective determinations made by management of the relevant party and/or which such management has reviewed and found reasonable. The budgets, projections and estimates contained in the materials may or may not be achieved and differences between projected results and those actually achieved may be material. Houlihan Lokey has relied upon, with the consent of the Committee, representations made by management of Company that such budgets, projections and estimates have been reasonably prepared in good faith on bases reflecting the best currently available estimates and judgments of such management (or, with respect to information obtained from public sources, represent reasonable estimates), and Houlihan Lokey expresses no opinion with respect to such budgets, projections or estimates or the assumptions on which they are based. The scope of the financial analysis contained herein is based on discussions with the Company (including, without limitation, regarding the methodologies to be utilized), and Houlihan Lokey does not make any representation, express or implied, as to the sufficiency or adequacy of such financial analysis or the scope thereof for any particular purpose.

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Transaction Value Overview

Summary of Proposed Transaction Value

(dollars and shares in millions, except per share values)

Security	Shares Outstanding[1]	Per Share Transaction Consideration
Common Stock	57.6	$0.50

Implied Values	
Implied Common Equity	$28.8
Adjustments:	
Debt[2]	42.9
Preferred Stock[2]	0.3
Cash and Cash Equivalent[2]	(4.5)
Investments[2]	(23.6)
Minority Interest[2]	7.4
Implied Enterprise Value	$51.2

Implied Transaction Multiples	
Revenue	Implied Multiple
LTM 09/30/2013	0.86x
FY 2013	0.78x
NFY 2014	0.70x
NFY+1 2015	0.64x
EBITDA	
LTM 09/30/2013	4.8x
FY 2013	4.3x
NFY 2014	4.1x
NFY+1 2015	3.6x

Implied Premiums to Historical Stock Trading Prices

Offer[3]	Announced Date	Offer Price
Original Offer	4/28/2012	$0.48
Revised Offer	12/08/2013	$0.50

Trading Period Prior to Original Offer Announcement	Closing Stock Price	Implied Premium of Revised Offer Per Share Transaction Consideration over Average Closing Stock Price Prior to Original Offer[4]
Current (1/16/2014)	$0.53	-5.7%
1 Day	$0.32	56.3%
5 Day Average	$0.33	52.7%
10 Day Average	$0.33	51.9%
1 Month Average	$0.33	52.9%
3 Month Average	$0.33	49.9%
6 Month Average	$0.37	36.4%
1 Year Average	$0.35	41.0%
52 Week High 05/02/2011	$0.47	6.4%
52 Week Low 08/23/2011	$0.17	203.0%

Source: Company filings; LTM financial per Company filings, NFY and NFY+1 financials per Company management

Notes:

1. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management

2. Debt, preferred stock, cash and cash equivalents, investment and minority interest are based on Company 10-Q filed on 9/30/2013

3. The Company received an offer by the Company's chairman on 4/28/2012 at $0.48 per share for all the outstanding shares of the Company not owned by the Chairman; A revised offer was received on 12/08/2013 from a Buyer Group comprised of the Company's chairman, Morgan Stanley Private Equity Asia, and certain members of Company management

4. Based on revised offer price received on 12/08/2013 over the corresponding average stock closing prices leading up to the original offer received on 4/28/2012

LTM refers to the most recently completed twelve month period for which financial information has been made public, NFY refers to next fiscal year, NFY+1 refers to the year after next fiscal year

Shareholder Structure

Ownership Structure (Shareholder Detail)

Buyer Group Shareholders	Shares Held	Ownership %[1]
Liu Yuchuan (Chairman and CEO)	6,524,714	11.3%
Zhong Zhimin (Company management)	393,581	0.7%
Bian Shukui (Company management)	173,962	0.3%
Shang Jianzhong (Company management)	78,285	0.1%
Wang Weidong (Company management)	33,132	0.1%
Total Buyer Group Ownership	7,203,674	12.5%

Unaffiliated Shareholders	Shares Held	Ownership %[1]
Dai Zhonglin (Lead Fame International)	25,806,451	44.8%
Lee Ching Kuen (Leading King Investment)	7,117,133	12.4%
Wen Tianbo	6,635,209	11.5%
Yao Liangren	2,402,231	4.2%
Li Shuwang	393,581	0.7%
Chong Shun	275,111	0.5%
Straus	265,464	0.5%
Midsouth	262,186	0.5%
Liu Xiaobing	185,046	0.3%
Zhang Yugang	80,605	0.1%
Other Shareholders	6,982,142	12.1%
Total Unaffiliated Ownership	50,405,159	87.5%
Total Shares Outstanding	57,608,833	100.0%

Ownership Structure


Buyer Group
12.5%
Unaffiliated
Shareholders
87.5%

Source: Capital IQ, Company filings and Company management inputs
Note:
1. Based on basic 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management

Project Pipe

Stock Trading History

Share Price & Volume History for Last 4 Years



Closing Stock Price (US $)
Daily Volume (000s)
12/17/2010
Raised $2.0m from AMP Capital Asia Giant Investment Fund
12/21/2012
Sino Gas completed an $8.0m private placement of 8% senior secured convertible notes to Goldfield International
4/28/2012
Company chairman Yuchuan Liu made an offer to take the Company private at $0.48 per share in cash
9/18/2013
Lead Fame converted the convertible notes to 25,806,451 shares of common stock in Sino Gas, at the conversion price of $0.31
9/15/2013
Lead Fame acquired the 8% convertible notes from Goldfield International
12/8/2013
Company chairman Yuchuan Liu and MSPEA submitted a revised proposal to take the Company private and increased the offer price from US$0.48 to US$0.50 per share
Proposed Per Share Transaction Consideration of $0.50
$1.20
$1.00
$0.80
$0.60
$0.40
$0.20
$-
2,000.0
1,800.0
1,600.0
1,400.0
1,200.0
1,000.0
800.0
600.0
400.0
200.0
0.0
1/16/10
5/13/10
9/8/10
1/3/11
5/9/11
10/13/11
4/13/12
9/19/12
4/15/13
10/1/13
1/16/14
Daily Volume
Closing Stock Price

Price & Volume Statistics

52 Week High (9/23/2013)	$0.65	1-Week Avg. Daily Volume	47,850
52 Week Low (8/15/2013)	$0.25	1-Month Avg. Daily Volume	45,780
All Time High (4/1/2010)	$1.09	3-Month Avg. Daily Volume	31,800
All Time Low (8/23/2011)	$0.17	6-Month Avg. Daily Volume	47,790

Source: Capital IQ, Company filings, public information

Relative Stock Performance

Indexed Stock Price Performance for Last 4 Years


200.0%
150.0%
100.0%
50.0%
0.0%
Indexed Prices
1/16/10
5/13/10
9/4/10
12/27/10
4/20/11
8/12/11
12/4/11
3/27/12
7/19/12
11/10/12
3/4/13
6/26/13
10/18/13
1/6/14
S&P 500 Index: +60.5%
Selected Companies 1: +57.6%
Sino Gas International: -46.5%
S&P 500 Index
Sino Gas International Holdings, Inc.
Selected Companies

Source: Capital IQ
Notes:
1. *Selected Companies include: ENN Energy Holdings, China Resources Gas Group, China Gas Holdings, Towngas China Company, China Oil and Gas Group, China Tian Lun Gas Holdings, Tianjin Jinran Public Utilities Company, Shin Shin Natural Gas Company, Hsin Kao Gas, AGL Resources, Southwest Gas Corporation, Piedmont Natural Gas, Northwest Natural Gas, Delta Natural Gas Company, Gas Natural, Inc., Corning Natural Gas Holding Co., PT Perusahaan Gas Negara (Persero) TBK, Gujarat Gas Company, Gas Natural Ban, Daesung Holdings Co., Distribuidora de Gas Cuyana, Hiroshima Gas Co., Seoul City Gas Co., Busan City Gas Co., Yesco Co., Daesung Energy Co., Kyung Nam Energy Co.*

Selected Historical and Projected Financial Information

(dollars in millions)

	Fiscal Year Ended December 31,			LTM Ended	Fiscal Year Ending December 31,						CAGR[1]
	2010	2011	2012	9/30/2013	2013E	2014E	2015E	2016E	2017E	2018E	2013E- 2018E
Connection Fees	$13.4	$21.1	$23.4	$23.8	$25.7	$28.6	$31.8	$35.4	$39.3	$43.8	
Gas Sales	18.7	20.6	27.0	34.8	39.5	44.1	48.3	52.9	58.0	63.6	
Other Sales	0.0	0.0	0.0	1.0	0.0	0.0	0.0	0.0	0.0	0.0	
Revenue, Net	$32.1	$41.7	$50.4	$59.6	$65.2	$72.7	$80.1	$88.3	$97.3	$107.4	10.5%
Revenue Growth %		*29.8%*	*20.9%*		*29.4%*	*11.4%*	*10.2%*	*10.2%*	*10.3%*	*10.3%*	
Cost of Revenues	(19.8)	(23.4)	(32.4)	(39.9)	(43.7)	(49.8)	(54.7)	(60.1)	(66.0)	(72.6)	
Gross Profit	$12.3	$18.3	$18.0	$19.7	$21.5	$22.9	$25.4	$28.2	$31.3	$34.7	
Gross Margin %	*38.3%*	*43.9%*	*35.8%*	*33.0%*	*32.9%*	*31.5%*	*31.7%*	*31.9%*	*32.1%*	*32.4%*	
Selling, General & Administrative Expenses	(5.1)	(7.2)	(8.7)	(10.7)	(11.9)	(12.8)	(14.1)	(15.5)	(17.1)	(18.9)	
Depreciation & Amortization	0.9	1.4	1.7	1.7	2.2	2.6	2.9	3.3	3.6	4.0	
EBITDA	$8.2	$12.6	$11.1	$10.7	$11.8	$12.6	$14.2	$15.9	$17.8	$19.9	10.9%
EBITDA Margin %	*25.4%*	*30.2%*	*21.9%*	*18.0%*	*18.1%*	*17.4%*	*17.7%*	*18.0%*	*18.3%*	*18.5%*	
Depreciation & Amortization	(0.9)	(1.4)	(1.7)	(1.7)	(2.2)	(2.6)	(2.9)	(3.3)	(3.6)	(4.0)	
EBIT	$7.2	$11.1	$9.4	$9.0	$9.6	$10.0	$11.3	$12.6	$14.2	$15.9	10.6%
EBIT Margin %	*22.5%*	*26.7%*	*18.6%*	*15.1%*	*14.7%*	*13.8%*	*14.1%*	*14.3%*	*14.5%*	*14.8%*	
Investment Income	0.8	1.4	3.0	3.2	3.8	4.7	5.2	5.7	6.2	6.9	
Capital Expenditures	($9.1)	($17.4)	($19.6)	($19.6)	($15.1)	($16.3)	($16.1)	($15.8)	($16.1)	($16.6)	
Net Working Capital	$3.7	$1.8	($8.2)	$2.4	($14.7)	($21.4)	($24.7)	($27.1)	($29.7)	($32.6)	

Source: Company Filings, Capital IQ; Projections per Company management
Note: 1. CAGR refers to Compound Annual Growth Rate

Selected Companies Trading Statistics

(dollars and shares in millions, except per share or per ADS values)

Company	Ticker	Country	Price 1/16/2014 ($)	Eq. Market Value[1] ($mm)	Enterprise Value[2] ($mm)	EV / Revenue LTM (x)	EV / Revenue FY2013 (x)	EV / Revenue NFY (x)	EV / Revenue NFY+1 (x)	EV / EBITDA LTM (x)	EV / EBITDA FY2013 (x)	EV / EBITDA NFY (x)	EV / EBITDA NFY+1 (x)
Selected Chinese Gas Distribution Companies													
ENN Energy Holdings Limited	SEHK:2688	China	$7.22	$7,819.9	$8,471.1	2.65x	2.33x	1.90x	1.57x	13.5x	12.0x	10.3x	9.0x
China Gas Holdings Limited	SEHK:384	China	1.53	7,630.1	8,637.5	2.73x	2.57x	2.09x	1.74x	18.0x	16.1x	13.1x	11.8x
China Resources Gas Group Limited	SEHK:1193	China	3.28	7,284.7	7,056.7	2.30x	2.17x	1.69x	1.39x	13.4x	12.0x	10.0x	8.8x
Towngas China Company Limited	SEHK:1083	China	1.24	3,238.0	3,242.4	4.41x	3.96x	3.26x	2.70x	21.9x	18.0x	15.1x	13.2x
China Oil And Gas Group Limited	SEHK:603	China	0.18	915.7	1,135.6	1.63x	1.35x	1.05x	0.83x	7.5x	6.7x	5.2x	4.1x
China Tian Lun Gas Holdings Limited	SEHK:1600	China	0.91	749.5	835.2	6.48x	5.64x	4.28x	3.31x	21.3x	19.9x	15.5x	12.8x
Tianjin Jinran Public Utilities Company Limited	SEHK:1265	China	0.25	457.8	389.3	1.55x	1.30x	1.02x	0.84x	11.2x	11.8x	9.9x	8.5x
Shin Shin Natural Gas Company Limited	TSEC:9918	Taiwan	1.12	199.9	135.1	1.43x	NA	NA	NA	9.8x	NA	NA	NA
Chinese People Holdings Company Limited	SEHK:681	China	0.03	161.8	45.9	0.25x	NA	NA	NA	1.5x	NA	NA	NA
Hsin Kao Gas Co., Ltd.	TSEC:9931	Taiwan	1.33	125.8	117.3	2.45x	NA	NA	NA	19.4x	NA	NA	NA
Selected Developed Market Gas Distribution Companies													
AGL Resources Inc.	NYSE:GAS	United States	$46.84	$5,564.1	$10,077.1	2.24x	2.22x	2.19x	2.26x	8.9x	8.8x	8.6x	8.3x
Southwest Gas Corporation	NYSE:SWX	United States	54.33	2,518.2	3,826.8	2.01x	1.99x	1.93x	NA	7.3x	7.5x	7.2x	7.4x
Piedmont Natural Gas Co. Inc.	NYSE:PNY	United States	32.54	2,476.8	4,015.2	3.14x	3.06x	2.98x	2.89x	11.7x	11.8x	11.1x	NA
Northwest Natural Gas Company	NYSE:NWN	United States	41.89	1,131.2	1,984.7	2.73x	5.21x	5.08x	NA	9.2x	9.1x	9.2x	9.1x
Hiroshima Gas Co.,Ltd.	TSE:9535	Japan	2.80	165.4	543.5	0.66x	NA	NA	NA	5.8x	NA	NA	NA
Delta Natural Gas Company, Inc.	NAsdaqGS:DGAS	United States	21.20	146.7	198.8	2.42x	2.36x	2.27x	NA	10.0x	10.0x	NA	NA
Gas Natural Inc.	AMEX:EGAS	United States	9.37	97.9	149.8	1.30x	1.34x	1.30x	NA	8.4x	7.9x	7.4x	NA
Corning Natural Gas Holding Corporation	OTCPK:CNIG	United States	17.50	39.6	58.7	2.50x	NA	NA	NA	10.4x	NA	NA	NA
Selected Emerging Market Gas Distribution Companies													
PT Perusahaan Gas Negara (Persero) TBK	JKSE:PGAS	Indonesia	$0.35	$8,519.8	$8,431.7	2.86x	2.89x	2.69x	2.39x	7.4x	7.7x	7.2x	6.8x
Gujarat Gas Company Limited	BSE:523477	India	4.26	545.9	455.3	0.91x	0.86x	0.79x	0.70x	5.5x	5.1x	5.3x	4.7x
Seoul City Gas Co., Ltd.	KOSE:A017390	South Korea	109.57	425.7	189.7	0.10x	NA	NA	NA	3.8x	NA	NA	NA
Busan City Gas Co., Ltd.	KOSE:A015350	South Korea	35.46	354.6	234.0	0.21x	NA	NA	NA	NA	NA	NA	NA
Yesco Co., Ltd.	KOSE:A015360	South Korea	34.19	172.7	262.9	0.18x	NA	NA	NA	NA	NA	NA	NA
Gas Natural Ban, S.A.	BASE:GBAN	Argentina	0.51	167.4	152.0	0.87x	NA	NA	NA	5.6x	NA	NA	NA
Kyung Nam Energy Co., Ltd.	KOSE:A008020	South Korea	6.09	167.4	130.9	0.17x	NA	NA	NA	NA	NA	NA	NA
Daesung Holdings Co., Ltd.	KOSE:A016710	South Korea	9.10	146.5	141.1	0.12x	NA	NA	NA	NA	NA	NA	NA
Daesung Energy Co., Ltd.	KOSE:A117580	South Korea	5.01	137.9	177.8	0.19x	NA	NA	NA	4.9x	NA	NA	NA
Distribuidora de Gas Cuyana S.A.	BASE:DGCU2	Argentina	0.45	91.1	63.3	1.10x	NA	NA	NA	8.2x	NA	NA	NA
High				$8,519.8	$10,077.1	6.48x	5.64x	5.08x	3.31x	21.9x	19.9x	15.5x	13.2x
Low				$39.6	$45.9	0.10x	0.86x	0.79x	0.70x	1.5x	5.1x	5.2x	4.1x
Mean				$1,837.6	$2,184.3	1.77x	2.62x	2.30x	1.87x	10.2x	11.0x	9.6x	8.7x
Median				$390.2	$326.1	1.59x	2.33x	2.09x	1.74x	9.1x	10.0x	9.5x	8.6x
Sino Gas (Current Price)	OTCPK:SGAS		$0.53	$30.5	$52.9	0.89x	0.81x	0.73x	0.66x	4.9x	4.5x	4.2x	3.7x
Sino Gas (Offer Price)	OTCPK:SGAS		$0.50	$28.8	$51.2	0.86x	0.78x	0.70x	0.64x	4.8x	4.3x	4.1x	3.6x

Sources: Capital IQ, Company public filings, analyst reports
Note: See footnotes on the next page

Selected Companies Trading Statistics (Cont'd)

Notes:
*1. Equity Market Value refers to share price * (common shares outstanding + options and warrants per the treasury stock method)*
2. Enterprise Value refers to equity market value + debt + preferred stock + derivative liabilities + minority interest – cash and short term investment
LTM refers to the most recently completed twelve month period for which financial information has been made public
NFY refers to next fiscal year; NFY+1 refers to the year after next fiscal year
NA refers to not available figure
No company used in this analysis for comparative purposes is identical to the Company

Benchmarking Analysis[1]

Size (LTM Revenue, millions)	
AGL Resources Inc.	$4,506.0
ENN Energy Holdings Limited	$3,197.4
China Gas Holdings Limited	$3,167.5
China Resources Gas Group Limited	$3,069.2
PT Perusahaan Gas Negara (Persero) TBK	$2,946.8
Southwest Gas Corporation	$1,901.0
Seoul City Gas Co., Ltd.	$1,830.6
Yesco Co., Ltd.	$1,425.0
Piedmont Natural Gas Co. Inc.	$1,278.2
Daesung Holdings Co., Ltd.	$1,175.6
Busan City Gas Co., Ltd.	$1,130.7
Daesung Energy Co., Ltd.	$950.5
Hiroshima Gas Co.,Ltd.	$818.3
Kyung Nam Energy Co., Ltd.	$766.0
Towngas China Company Limited	$735.9
Northwest Natural Gas Company	$727.2
China Oil And Gas Group Limited	$697.7
Gujarat Gas Company Limited	$499.4
Tianjin Jinran Public Utilities Company Limited	$250.6
Chinese People Holdings Company Limited	$200.3
Gas Natural Ban, S.A.	$174.2
China Tian Lun Gas Holdings Limited	$128.8
Gas Natural Inc.	$114.9
Shin Shin Natural Gas Company Limited	$94.4
Delta Natural Gas Company, Inc.	$82.3
Sino Gas International Holdings, Inc.	$59.6
Distribuidora de Gas Cuyana S.A.	$57.8
Hsin Kao Gas Co., Ltd.	$47.8
Corning Natural Gas Holding Corporation	$23.5

Size[2] (Enterprise Value as of 01/16/2014, millions)	
AGL Resources Inc.	$10,077.1
China Gas Holdings Limited	$8,637.5
ENN Energy Holdings Limited	$8,471.1
PT Perusahaan Gas Negara (Persero) TBK	$8,431.7
China Resources Gas Group Limited	$7,056.7
Piedmont Natural Gas Co. Inc.	$4,015.2
Southwest Gas Corporation	$3,826.8
Towngas China Company Limited	$3,242.4
Northwest Natural Gas Company	$1,984.7
China Oil And Gas Group Limited	$1,135.6
China Tian Lun Gas Holdings Limited	$835.2
Hiroshima Gas Co.,Ltd.	$543.5
Gujarat Gas Company Limited	$455.3
Tianjin Jinran Public Utilities Company Limited	$389.3
Yesco Co., Ltd.	$262.9
Busan City Gas Co., Ltd.	$234.0
Delta Natural Gas Company, Inc.	$198.8
Seoul City Gas Co., Ltd.	$189.7
Daesung Energy Co., Ltd.	$177.8
Gas Natural Ban, S.A.	$152.0
Gas Natural Inc.	$149.8
Daesung Holdings Co., Ltd.	$141.1
Shin Shin Natural Gas Company Limited	$135.1
Kyung Nam Energy Co., Ltd.	$130.9
Hsin Kao Gas Co., Ltd.	$117.3
Distribuidora de Gas Cuyana S.A.	$63.3
Corning Natural Gas Holding Corporation	$58.7
Sino Gas International Holdings, Inc.	$51.2
Chinese People Holdings Company Limited	$45.9

Historical Growth (FY2010-FY2012 Revenue)	
Tianjin Jinran Public Utilities Company Limited	324.3%
China Tian Lun Gas Holdings Limited	193.4%
China Resources Gas Group Limited	110.5%
China Oil And Gas Group Limited	86.7%
Towngas China Company Limited	74.4%
Chinese People Holdings Company Limited	71.0%
ENN Energy Holdings Limited	70.0%
AGL Resources Inc.	65.3%
Daesung Holdings Co., Ltd.	40.8%
Kyung Nam Energy Co., Ltd.	36.9%
Gujarat Gas Company Limited	36.1%
China Gas Holdings Limited	32.9%
Daesung Energy Co., Ltd.	32.8%
Busan City Gas Co., Ltd.	31.8%
Seoul City Gas Co., Ltd.	25.7%
Sino Gas International Holdings, Inc.	25.3%
Hsin Kao Gas Co., Ltd.	20.4%
PT Perusahaan Gas Negara (Persero) TBK	17.3%
Shin Shin Natural Gas Company Limited	14.2%
Yesco Co., Ltd.	6.8%
Southwest Gas Corporation	5.3%
Gas Natural Inc.	2.5%
Hiroshima Gas Co.,Ltd.	0.9%
Northwest Natural Gas Company	-7.8%
Distribuidora de Gas Cuyana S.A.	-7.9%
Corning Natural Gas Holding Corporation	-9.3%
Gas Natural Ban, S.A.	-10.6%
Delta Natural Gas Company, Inc.	-10.8%
Piedmont Natural Gas Co. Inc.	-23.8%

Historical Growth (FY2011-FY2012 Revenue)	
AGL Resources Inc.	67.8%
China Tian Lun Gas Holdings Limited	60.7%
Tianjin Jinran Public Utilities Company Limited	47.1%
China Resources Gas Group Limited	38.2%
Chinese People Holdings Company Limited	28.6%
Gujarat Gas Company Limited	23.8%
Seoul City Gas Co., Ltd.	23.6%
Busan City Gas Co., Ltd.	23.5%
Kyung Nam Energy Co., Ltd.	22.8%
Daesung Energy Co., Ltd.	21.5%
ENN Energy Holdings Limited	21.0%
Sino Gas International Holdings, Inc.	20.9%
Daesung Holdings Co., Ltd.	20.7%
Towngas China Company Limited	20.2%
PT Perusahaan Gas Negara (Persero) TBK	15.5%
Hsin Kao Gas Co., Ltd.	12.7%
China Oil And Gas Group Limited	11.6%
Yesco Co., Ltd.	11.3%
Shin Shin Natural Gas Company Limited	9.9%
China Gas Holdings Limited	5.3%
Southwest Gas Corporation	2.2%
Gas Natural Inc.	-5.4%
Gas Natural Ban, S.A.	-5.7%
Piedmont Natural Gas Co. Inc.	-6.9%
Hiroshima Gas Co.,Ltd.	-7.4%
Distribuidora de Gas Cuyana S.A.	-7.7%
Corning Natural Gas Holding Corporation	-8.1%
Northwest Natural Gas Company	-11.8%
Delta Natural Gas Company, Inc.	-14.7%

Source: Public filings, Capital IQ, Company management
Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock
LTM refers to the most recently completed twelve month period for which financial information has been made public

Benchmarking Analysis[1] (cont'd)

Projected Growth (FY2012-FY2013 Revenue)	
China Gas Holdings Limited	37.0%
China Oil And Gas Group Limited	33.0%
Sino Gas International Holdings, Inc.	29.4%
China Tian Lun Gas Holdings Limited	28.9%
China Resources Gas Group Limited	28.4%
ENN Energy Holdings Limited	25.6%
Towngas China Company Limited	22.4%
Tianjin Jinran Public Utilities Company Limited	21.7%
Gas Natural Inc.	19.5%
Delta Natural Gas Company, Inc.	16.5%
AGL Resources Inc.	15.6%
PT Perusahaan Gas Negara (Persero) TBK	13.2%
Piedmont Natural Gas Co. Inc.	12.5%
Southwest Gas Corporation	-0.2%
Gujarat Gas Company Limited	-6.2%
Northwest Natural Gas Company	-47.8%
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
Hiroshima Gas Co.,Ltd.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Yesco Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Historical Growth (FY2010 - FY2012 EBITDA)	
China Tian Lun Gas Holdings Limited	117.9%
Tianjin Jinran Public Utilities Company Limited	99.4%
Chinese People Holdings Company Limited	99.3%
China Resources Gas Group Limited	95.9%
Towngas China Company Limited	93.9%
China Oil And Gas Group Limited	90.1%
ENN Energy Holdings Limited	78.4%
AGL Resources Inc.	56.9%
China Gas Holdings Limited	36.1%
Seoul City Gas Co., Ltd.	21.4%
Corning Natural Gas Holding Corporation	20.4%
Southwest Gas Corporation	17.1%
Sino Gas International Holdings, Inc.	16.4%
Hsin Kao Gas Co., Ltd.	3.2%
Piedmont Natural Gas Co. Inc.	3.0%
PT Perusahaan Gas Negara (Persero) TBK	1.5%
Delta Natural Gas Company, Inc.	0.6%
Gas Natural Inc.	-0.7%
Northwest Natural Gas Company	-3.4%
Shin Shin Natural Gas Company Limited	-3.5%
Gujarat Gas Company Limited	-20.0%
Hiroshima Gas Co.,Ltd.	-21.9%
Yesco Co., Ltd.	-40.1%
Gas Natural Ban, S.A.	-46.2%
Distribuidora de Gas Cuyana S.A.	-60.4%
Busan City Gas Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA

Historical Growth (FY2011-FY2012 EBITDA)	
China Tian Lun Gas Holdings Limited	55.6%
AGL Resources Inc.	53.0%
Seoul City Gas Co., Ltd.	49.9%
Corning Natural Gas Holding Corporation	46.8%
China Resources Gas Group Limited	45.1%
Chinese People Holdings Company Limited	32.2%
Tianjin Jinran Public Utilities Company Limited	32.0%
ENN Energy Holdings Limited	28.1%
China Oil And Gas Group Limited	25.2%
Towngas China Company Limited	23.7%
PT Perusahaan Gas Negara (Persero) TBK	10.6%
Southwest Gas Corporation	9.9%
Piedmont Natural Gas Co. Inc.	6.0%
China Gas Holdings Limited	3.6%
Gas Natural Inc.	1.6%
Northwest Natural Gas Company	0.2%
Gujarat Gas Company Limited	-0.4%
Hsin Kao Gas Co., Ltd.	-4.6%
Delta Natural Gas Company, Inc.	-6.0%
Hiroshima Gas Co.,Ltd.	-9.5%
Shin Shin Natural Gas Company Limited	-10.6%
Sino Gas International Holdings, Inc.	-12.1%
Yesco Co., Ltd.	-12.1%
Gas Natural Ban, S.A.	-29.1%
Distribuidora de Gas Cuyana S.A.	-42.4%
Busan City Gas Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA

Projected Growth (FY2012-FY2013 EBITDA)	
China Oil And Gas Group Limited	29.6%
China Tian Lun Gas Holdings Limited	28.4%
China Gas Holdings Limited	23.1%
China Resources Gas Group Limited	19.7%
Towngas China Company Limited	19.6%
Tianjin Jinran Public Utilities Company Limited	18.8%
ENN Energy Holdings Limited	16.7%
PT Perusahaan Gas Negara (Persero) TBK	7.4%
Sino Gas International Holdings, Inc.	7.0%
Piedmont Natural Gas Co. Inc.	6.6%
Gas Natural Inc.	6.0%
Southwest Gas Corporation	4.5%
AGL Resources Inc.	2.9%
Northwest Natural Gas Company	-0.6%
Gujarat Gas Company Limited	-4.2%
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
Hiroshima Gas Co.,Ltd.	NA
Delta Natural Gas Company, Inc.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Yesco Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Source: Public filings, Capital IQ, Company management
1. No company used for comparative purposes is identical to the Company
NA refers to not available figure

Benchmarking Analysis[1] (cont'd)

Projected Growth (5-Fiscal Year EPS)	
Tianjin Jinran Public Utilities Company Limited	26.0%
China Oil And Gas Group Limited	24.0%
ENN Energy Holdings Limited	23.1%
China Gas Holdings Limited	21.7%
China Resources Gas Group Limited	20.6%
Towngas China Company Limited	20.0%
Gujarat Gas Company Limited	12.6%
PT Perusahaan Gas Negara (Persero) TBK	7.2%
Sino Gas International Holdings, Inc.	6.7%
Delta Natural Gas Company, Inc.	6.0%
AGL Resources Inc.	5.6%
Piedmont Natural Gas Co. Inc.	4.1%
Northwest Natural Gas Company	4.0%
Southwest Gas Corporation	3.0%
China Tian Lun Gas Holdings Limited	NA
Shin Shin Natural Gas Company Limited	NA
Chinese People Holdings Company Limited	NA
Hsin Kao Gas Co., Ltd.	NA
Hiroshima Gas Co.,Ltd.	NA
Gas Natural Inc.	NA
Corning Natural Gas Holding Corporation	NA
Seoul City Gas Co., Ltd.	NA
Busan City Gas Co., Ltd.	NA
Yesco Co., Ltd.	NA
Gas Natural Ban, S.A.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA
Daesung Energy Co., Ltd.	NA
Distribuidora de Gas Cuyana S.A.	NA

Profitability (LTM EBIT to LTM Revenue)	
PT Perusahaan Gas Negara (Persero) TBK	31.6%
China Tian Lun Gas Holdings Limited	25.7%
Northwest Natural Gas Company	19.2%
China Oil And Gas Group Limited	18.6%
Piedmont Natural Gas Co. Inc.	17.3%
Delta Natural Gas Company, Inc.	16.4%
ENN Energy Holdings Limited	16.2%
AGL Resources Inc.	15.5%
Southwest Gas Corporation	15.2%
Sino Gas International Holdings, Inc.	15.1%
Corning Natural Gas Holding Corporation	14.7%
Towngas China Company Limited	14.7%
Gujarat Gas Company Limited	14.6%
China Resources Gas Group Limited	13.1%
China Gas Holdings Limited	11.9%
Chinese People Holdings Company Limited	11.0%
Gas Natural Inc.	10.0%
Tianjin Jinran Public Utilities Company Limited	9.3%
Shin Shin Natural Gas Company Limited	9.1%
Gas Natural Ban, S.A.	8.4%
Distribuidora de Gas Cuyana S.A.	6.3%
Hsin Kao Gas Co., Ltd.	4.6%
Hiroshima Gas Co.,Ltd.	3.5%
Busan City Gas Co., Ltd.	3.2%
Kyung Nam Energy Co., Ltd.	2.3%
Daesung Holdings Co., Ltd.	1.9%
Daesung Energy Co., Ltd.	1.5%
Seoul City Gas Co., Ltd.	1.0%
Yesco Co., Ltd.	0.8%

Profitability (LTM EBITDA to LTM Revenue)	
PT Perusahaan Gas Negara (Persero) TBK	38.4%
China Tian Lun Gas Holdings Limited	30.5%
Northwest Natural Gas Company	29.6%
Southwest Gas Corporation	27.5%
Piedmont Natural Gas Co. Inc.	26.8%
AGL Resources Inc.	25.1%
Delta Natural Gas Company, Inc.	24.2%
Corning Natural Gas Holding Corporation	24.1%
China Oil And Gas Group Limited	21.8%
Towngas China Company Limited	20.1%
ENN Energy Holdings Limited	19.6%
Sino Gas International Holdings, Inc.	18.0%
China Resources Gas Group Limited	17.2%
Gujarat Gas Company Limited	16.7%
Gas Natural Ban, S.A.	15.6%
Gas Natural Inc.	15.5%
China Gas Holdings Limited	15.2%
Chinese People Holdings Company Limited	15.1%
Shin Shin Natural Gas Company Limited	14.6%
Tianjin Jinran Public Utilities Company Limited	13.9%
Distribuidora de Gas Cuyana S.A.	13.4%
Hsin Kao Gas Co., Ltd.	12.7%
Hiroshima Gas Co.,Ltd.	11.5%
Daesung Energy Co., Ltd.	3.8%
Seoul City Gas Co., Ltd.	2.7%
Busan City Gas Co., Ltd.	NM
Yesco Co., Ltd.	NM
Kyung Nam Energy Co., Ltd.	NM
Daesung Holdings Co., Ltd.	NM

Relative Depreciation (LTM Depreciation to LTM EBITDA)	
Hiroshima Gas Co.,Ltd.	69.8%
Hsin Kao Gas Co., Ltd.	63.7%
Seoul City Gas Co., Ltd.	62.3%
Daesung Energy Co., Ltd.	59.5%
Distribuidora de Gas Cuyana S.A.	53.0%
Gas Natural Ban, S.A.	46.3%
Southwest Gas Corporation	44.7%
Corning Natural Gas Holding Corporation	38.9%
AGL Resources Inc.	38.1%
Shin Shin Natural Gas Company Limited	37.7%
Gas Natural Inc.	35.6%
Piedmont Natural Gas Co. Inc.	35.3%
Northwest Natural Gas Company	34.9%
Tianjin Jinran Public Utilities Company Limited	33.0%
Delta Natural Gas Company, Inc.	32.4%
Chinese People Holdings Company Limited	27.4%
Towngas China Company Limited	27.1%
China Resources Gas Group Limited	23.5%
China Gas Holdings Limited	21.7%
PT Perusahaan Gas Negara (Persero) TBK	17.8%
ENN Energy Holdings Limited	17.3%
Sino Gas International Holdings, Inc.	15.9%
China Tian Lun Gas Holdings Limited	15.5%
China Oil And Gas Group Limited	13.2%
Gujarat Gas Company Limited	NA
Busan City Gas Co., Ltd.	NA
Yesco Co., Ltd.	NA
Kyung Nam Energy Co., Ltd.	NA
Daesung Holdings Co., Ltd.	NA

Source: Public filings, Capital IQ, Company management
1. No company used for comparative purposes is identical to the Company
NA refers to not available, NM refers to not meaningful figure

Benchmarking Analysis[1] (cont'd)

Internal Investment (LTM Capital Expenditures to LTM Revenue)	
Piedmont Natural Gas Co. Inc.	49.4%
Sino Gas International Holdings, Inc.	32.9%
Towngas China Company Limited	31.1%
Corning Natural Gas Holding Corporation	26.2%
Northwest Natural Gas Company	23.6%
Southwest Gas Corporation	19.7%
China Gas Holdings Limited	18.5%
China Resources Gas Group Limited	18.4%
Gas Natural Inc.	18.4%
Chinese People Holdings Company Limited	17.3%
AGL Resources Inc.	16.6%
Hiroshima Gas Co.,Ltd.	13.9%
PT Perusahaan Gas Negara (Persero) TBK	13.0%
ENN Energy Holdings Limited	12.8%
China Oil And Gas Group Limited	12.5%
China Tian Lun Gas Holdings Limited	10.7%
Delta Natural Gas Company, Inc.	9.7%
Gas Natural Ban, S.A.	8.3%
Hsin Kao Gas Co., Ltd.	7.1%
Distribuidora de Gas Cuyana S.A.	5.7%
Kyung Nam Energy Co., Ltd.	5.4%
Shin Shin Natural Gas Company Limited	3.8%
Daesung Energy Co., Ltd.	3.3%
Yesco Co., Ltd.	2.8%
Daesung Holdings Co., Ltd.	2.6%
Seoul City Gas Co., Ltd.	1.8%
Tianjin Jinran Public Utilities Company Limited	1.3%
Gujarat Gas Company Limited	NA
Busan City Gas Co., Ltd.	NA

Liquidity (Current Ratio as of 01/16/2014)	
PT Perusahaan Gas Negara (Persero) TBK	3.3
Tianjin Jinran Public Utilities Company Limited	3.1
Shin Shin Natural Gas Company Limited	3.1
China Oil And Gas Group Limited	2.7
Gujarat Gas Company Limited	2.6
Delta Natural Gas Company, Inc.	2.3
Chinese People Holdings Company Limited	1.9
Seoul City Gas Co., Ltd.	1.7
Yesco Co., Ltd.	1.6
Distribuidora de Gas Cuyana S.A.	1.5
Daesung Holdings Co., Ltd.	1.5
Busan City Gas Co., Ltd.	1.3
China Tian Lun Gas Holdings Limited	1.3
Kyung Nam Energy Co., Ltd.	1.2
China Resources Gas Group Limited	1.2
ENN Energy Holdings Limited	1.1
Gas Natural Inc.	0.9
Daesung Energy Co., Ltd.	0.9
AGL Resources Inc.	0.9
Southwest Gas Corporation	0.9
Hiroshima Gas Co.,Ltd.	0.8
China Gas Holdings Limited	0.8
Towngas China Company Limited	0.7
Hsin Kao Gas Co., Ltd.	0.7
Gas Natural Ban, S.A.	0.7
Corning Natural Gas Holding Corporation	0.6
Northwest Natural Gas Company	0.6
Sino Gas International Holdings, Inc.	0.6
Piedmont Natural Gas Co. Inc.	0.5

Leverage[2] (Debt to MVE as of 01/16/2014)	
Hiroshima Gas Co.,Ltd.	264.5%
Daesung Holdings Co., Ltd.	144.6%
Sino Gas International Holdings, Inc.	140.3%
Yesco Co., Ltd.	113.6%
AGL Resources Inc.	83.5%
Northwest Natural Gas Company	78.1%
Piedmont Natural Gas Co. Inc.	67.6%
Gas Natural Inc.	65.4%
Daesung Energy Co., Ltd.	62.7%
China Oil And Gas Group Limited	61.2%
Southwest Gas Corporation	52.6%
Corning Natural Gas Holding Corporation	49.7%
Delta Natural Gas Company, Inc.	38.5%
China Gas Holdings Limited	31.8%
ENN Energy Holdings Limited	26.7%
China Resources Gas Group Limited	24.8%
Towngas China Company Limited	24.5%
Kyung Nam Energy Co., Ltd.	23.9%
China Tian Lun Gas Holdings Limited	13.8%
Seoul City Gas Co., Ltd.	9.8%
PT Perusahaan Gas Negara (Persero) TBK	9.5%
Gas Natural Ban, S.A.	8.1%
Hsin Kao Gas Co., Ltd.	7.6%
Chinese People Holdings Company Limited	4.3%
Busan City Gas Co., Ltd.	3.4%
Tianjin Jinran Public Utilities Company Limited	0.0%
Shin Shin Natural Gas Company Limited	0.0%
Gujarat Gas Company Limited	0.0%
Distribuidora de Gas Cuyana S.A.	0.0%

Cost of Debt[3] LTM Interest Rate	
Gas Natural Ban, S.A.	25.9%
Chinese People Holdings Company Limited	13.7%
Sino Gas International Holdings, Inc.	9.1%
China Tian Lun Gas Holdings Limited	6.6%
Daesung Holdings Co., Ltd.	5.4%
Yesco Co., Ltd.	5.3%
ENN Energy Holdings Limited	5.1%
Northwest Natural Gas Company	5.0%
Gas Natural Inc.	5.0%
Daesung Energy Co., Ltd.	4.9%
Corning Natural Gas Holding Corporation	4.7%
Southwest Gas Corporation	4.7%
Delta Natural Gas Company, Inc.	4.6%
Busan City Gas Co., Ltd.	4.2%
AGL Resources Inc.	3.9%
China Resources Gas Group Limited	3.7%
China Gas Holdings Limited	3.7%
Piedmont Natural Gas Co. Inc.	3.3%
Seoul City Gas Co., Ltd.	2.4%
PT Perusahaan Gas Negara (Persero) TBK	2.3%
Towngas China Company Limited	2.3%
Kyung Nam Energy Co., Ltd.	2.3%
Hiroshima Gas Co.,Ltd.	1.1%
China Oil And Gas Group Limited	1.0%
Hsin Kao Gas Co., Ltd.	0.6%
Tianjin Jinran Public Utilities Company Limited	NM
Shin Shin Natural Gas Company Limited	NM
Gujarat Gas Company Limited	NM
Distribuidora de Gas Cuyana S.A.	NM

Source: Public filings, Capital IQ, Company management
Notes:
1. No company used for comparative purposes is identical to the Company
2. Based on public trading prices of common stock; MVE stands for Market Value of Equity
3. Based on Interest Expense/Total Debt LTM
NA refers to not available, NM refers to not meaningful figure
LTM refers to the most recently completed twelve month period for which financial information has been made public

Selected Transactions Statistics

(US in millions)

Announcement Date	Target Company	Target Country	Bidder Company	% of stake	Implied Equity Value	Implied Enterprise Value	EV / LTM Revenue	EV / LTM EBITDA
11/20/2013	Busan City Gas Co., Ltd.	South Korea	SK E&S	55.9%	$355.6	$271.1	0.24x	NA
07/30/2013	Hess Corporation, Energy Marketing	United States	Direct Energy Business LLC	100.0%	731.0	731.0	0.12x	NA
07/16/2013	Envestra Limited	Australia	APA Group	67.0%	1,950.2	3,788.3	8.23x	11.6x
07/12/2013	Shanxi Natural Gas Co., Ltd.	China	Shanghai Lian Hua Fibre Corporation	100.0%	572.9	572.9	0.96x	NA
06/05/2013	Bison Midstream, LLC	United States	Summit Midstream Partners, LP	100.0%	247.9	247.9	6.60x	NA
12/18/2012	Fortune Gas Investments Holdings Limited	China	China Gas Holdings Limited	100.0%	200.0	400.0	NA	NA
10/03/2012	Gujarat Gas Company Limited	India	GSPC Distribution Networks Limited	65.1%	725.2	650.3	1.07x	8.5x
10/03/2012	Gujarat Gas Company Limited	India	GSPC Distribution Networks Limited	65.1%	725.2	650.3	1.07x	8.5x
06/04/2012	Hae Yang City Gas Co., Ltd.	South Korea	GS Energy Corporation	100.0%	242.5	242.5	0.56x	NA
05/16/2012	AEI China Gas Ltd.	China	China Resources Gas Group Limited	100.0%	166.4	237.7	NA	NA
05/03/2012	Companhia de Gas de Sao Paulo	Brazil	Cosan S. A. Indústria e Comércio	73.4%	NA	NA	NA	NA
01/03/2012	Vectren Retail, LLC	United States	Direct Energy Marketing Limited	100.0%	84.3	84.3	0.56x	NA
10/31/2011	Pacific Northern Gas Ltd.	Canada	AltaGas Ltd.	100.0%	139.7	230.0	2.58x	10.3x
07/28/2011	Baiyin Natural Gas Limited	China	Henan Tian Lun Gas Group Limited	99.0%	15.7	18.8	NA	NA
06/06/2011	G6 Rete Gas S.p.A.	Italy	AXA Private Equity (nka:Ardian); Enel Distribuzione	100.0%	1,128.2	1,128.2	4.83x	9.3x
05/12/2011	MXEnergy Holdings Inc.	United States	Constellation Energy Group, Inc.	100.0%	175.0	278.5	0.44x	3.3x
03/16/2011	Flemming Limited	China	China Resources Gas Group Limited	100.0%	27.0	46.7	NA	NA
01/19/2011	Gas Natural de Lima y Callao S.A.	Peru	Empresa de Energia de Bogotá S.A. ESP	60.0%	185.0	274.9	1.75x	9.9x
12/07/2010	Nicor Inc.	United States	AGL Resources Inc.	100.0%	2,382.8	3,112.6	1.23x	7.8x
						High	8.23x	11.6x
						Low	0.12x	3.3x
						Mean	2.16x	8.6x
						Median	1.07x	8.9x
12/9/2013	Sino Gas International Holdings	China	Mr. Yuchuan Liu and Morgan Stanley Private Equity	87.5%	$28.8	$51.2	0.86x	4.8x

Source: Capital IQ, Mergermarket
1. Based on reported metric for the most recent LTM period prior to the announcement of the transaction
NA refers to not available figure
No transaction used in this analysis for comparative purposes is identical to the Transaction
Implied enterprise value of target company based on the announced transaction equity price and other public information available at the time of the announcement

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies

Announcement Date	Closing Date	Company Name	Exchange	Domiciled Location	Offer Price[1] (US$)	Price Premium						
						1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
On-Going Deals												
12/24/2013	-	Noah Education Holdings Ltd.	NYSE	Cayman	$2.80	24.4%	19.4%	24.1%	31.1%	48.0%	52.0%	9.4%
11/25/2013	-	Giant Interactive Group, Inc.	NYSE	Cayman	11.75	16.0%	28.8%	30.9%	34.6%	44.6%	58.7%	2.8%
9/30/2013	-	Charm Communications Inc.	NasdaqGM	Cayman	4.70	17.2%	14.3%	13.2%	9.2%	5.2%	13.5%	(21.7%)
9/4/2013	-	China Hydroelectric Corporation	NYSE	Cayman	3.51	57.4%	62.5%	54.4%	48.0%	60.2%	70.3%	8.0%
8/19/2013	-	Exceed Company Ltd	NasdaqGS	BVI	1.78	19.5%	24.4%	27.9%	30.4%	30.2%	24.4%	(6.3%)
6/20/2013	-	ChinaEdu Corporation	NasdaqGM	Cayman	7.00	19.9%	32.7%	13.2%	14.0%	15.7%	18.3%	(16.3%)
6/6/2013	-	iSoftStone Holdings Limited	NYSE	Cayman	5.45	12.6%	32.7%	20.1%	16.8%	15.8%	12.8%	(23.1%)
5/21/2013	-	Le Gaga Holdings Ltd	NasdaqGS	Cayman	4.01	16.6%	20.5%	15.2%	14.3%	8.6%	6.3%	(24.1%)
5/20/2013	-	Pactera Technology International Ltd.	NasdaqGS	Cayman	7.30	38.8%	34.5%	19.9%	14.0%	8.1%	2.5%	(33.0%)
3/12/2013	-	Camelot Information Systems Inc.	NYSE	BVI	1.85	23.3%	27.6%	53.7%	51.5%	20.7%	(20.0%)	(54.5%)
11/2/2012	-	Trunkbow International Holdings, Ltd.	NasdaqGM	Nevada	1.46	24.8%	48.6%	54.8%	49.3%	6.6%	1.1%	(39.4%)
10/15/2012	-	American Lorain Corporation	AMEX	Nevada	1.60	28.5%	30.6%	34.2%	36.6%	23.8%	20.3%	(8.6%)
10/15/2012	-	Yongye International, Inc.	NasdaqGS	Nevada	6.69	39.7%	49.2%	64.0%	72.7%	86.9%	75.5%	13.4%
10/12/2012	-	Ninetowns Internet Technology Group Company Ltd	NasdaqGM	Cayman	2.00	85.2%	79.4%	81.9%	73.7%	62.7%	62.7%	(2.4%)
12/13/2011	-	WSP Holdings Ltd.	NYSE	Cayman	3.20	60.0%	49.2%	52.5%	48.0%	(33.0%)	(43.3%)	(61.7%)
On-Going Deals												
Mean						32.3%	36.9%	37.3%	36.3%	27.0%	23.7%	(17.2%)
Median						24.4%	32.7%	30.9%	34.6%	20.7%	18.3%	(16.3%)
High						85.2%	79.4%	81.9%	73.7%	86.9%	75.5%	13.4%
Low						12.6%	14.3%	13.2%	9.2%	(33.0%)	(43.3%)	(61.7%)
4/28/2012	-	Sino Gas International Holdings, Inc	OTCPK	Utah	0.50	56.3%	52.9%	42.7%	49.9%	36.4%	12.9%	6.4%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Implied Premiums Paid in Selected Going-Private Transactions Involving US-Listed Chinese Companies (cont.)

Announcement Date	Closing Date	Company Name	Exchange	Domiciled Location	Offer Price[1] (US$)	Price Premium: 1-Day Prior	30-Day VWAP[2]	60-Day VWAP[2]	90 -Day VWAP[2]	180-Day VWAP[2]	52-Week VWAP[2]	52-Week High[3]
Closed Deals												
1/20/2012	1/15/2014	AsiaInfo-Linkage, Inc.	NasdaqGS	Delaware	12.00	21.0%	50.8%	43.2%	38.7%	(0.1%)	(13.9%)	(47.6%)
3/11/2013	12/23/2013	Simcere Pharmaceutical Group.	NYSE	Cayman	$9.66	21.4%	23.1%	22.7%	21.6%	21.3%	18.3%	2.0%
8/13/2012	7/30/2013	LJ International Inc.	NasdaqGM	BVI	2.00	24.2%	21.4%	29.2%	17.6%	4.7%	(4.1%)	(31.3%)
9/26/2012	7/5/2013	7 Days Group Holdings Limited	NYSE	Cayman	13.80	30.6%	43.2%	45.3%	42.5%	24.3%	15.6%	(21.1%)
10/3/2012	6/27/2013	Feihe International, Inc.	NYSE	Utah	7.40	21.3%	23.6%	14.9%	22.9%	42.8%	47.9%	(20.4%)
3/27/2012	6/27/2013	Zhongpin, Inc.	NasdaqGS	Delaware	13.50	46.6%	46.5%	38.6%	40.3%	44.7%	24.4%	(22.0%)
9/12/2012	5/30/2013	3SBio Inc.	NasdaqGS	Cayman	16.70	44.1%	45.7%	39.6%	33.8%	33.6%	37.2%	8.9%
8/13/2012	5/23/2013	Focus Media Holding Ltd.	NasdaqGS	Cayman	27.50	17.6%	36.6%	33.9%	28.2%	28.2%	26.2%	(16.5%)
2/15/2013	5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	OTCPK	Delaware	0.16	18.5%	61.5%	42.8%	46.0%	(33.0%)	(36.6%)	(78.6%)
9/7/2012	4/9/2013	Syswin Inc.	NYSE	Cayman	2.05	28.1%	45.7%	39.9%	43.5%	112.5%	103.3%	(12.4%)
7/6/2012	3/28/2013	ShangPharma Corporation	NYSE	Cayman	9.00	30.8%	44.8%	34.2%	20.4%	13.0%	4.8%	(26.5%)
5/9/2012	2/7/2013	China Nuokang Bio-Pharmaceutical Inc.	NasdaqGS	Cayman	5.80	56.8%	74.0%	95.9%	102.9%	41.3%	37.3%	(1.4%)
5/21/2012	12/28/2012	Yucheng Technologies Limited	NasdaqGS	BVI	3.90	26.4%	28.0%	32.4%	42.5%	52.7%	43.5%	0.8%
11/3/2010	12/27/2012	Fushi Copperweld, Inc.	NasdaqGS	Nevada	9.50	4.4%	1.6%	8.0%	9.4%	(2.0%)	0.0%	(26.6%)
4/2/2012	12/11/2012	Winner Medical Group Inc.	NasdaqGM	Nevada	4.50	32.3%	29.2%	40.1%	46.4%	31.7%	12.7%	(15.1%)
1/9/2012	11/9/2012	Pansoft Company Limited	NasdaqCM	BVI	4.15	106.5%	83.2%	93.2%	79.6%	36.7%	27.4%	(16.0%)
5/3/2012	11/2/2012	China Mass Media Corp.	NYSE	Cayman	5.00	115.5%	133.1%	38.9%	(3.2%)	(35.0%)	(38.2%)	(80.8%)
2/21/2012	10/31/2012	China TransInfo Technology Corp.	NasdaqGM	Nevada	5.80	12.6%	26.6%	40.0%	52.6%	67.7%	47.7%	11.5%
2/24/2012	10/17/2012	Gushan Environmental Energy Limited	NYSE	Cayman	1.65	34.1%	28.1%	27.7%	10.0%	(13.6%)	(31.8%)	(66.7%)
1/6/2012	5/15/2012	Jingwei International Limited	OTCPK	Nevada	2.20	64.2%	66.6%	57.0%	48.2%	8.3%	(5.7%)	(46.5%)
10/28/2011	4/20/2012	China Real Estate Information Corporation	NasdaqGS	Cayman	5.73	6.1%	20.1%	7.0%	(5.8%)	(13.3%)	(21.8%)	(46.3%)
11/14/2011	4/17/2012	China GreenTech Corp. Ltd.	NasdaqGS	Cayman	3.15	23.0%	34.3%	42.4%	45.7%	18.4%	11.6%	(14.9%)
10/17/2011	2/14/2012	Shanda Interactive Entertainment Ltd.	NasdaqGS	Cayman	41.35	23.5%	26.6%	25.1%	20.6%	2.3%	2.5%	(23.7%)
3/7/2011	11/4/2011	China Fire & Security Group, Inc.	NasdaqCM	Florida	9.00	43.8%	52.4%	40.1%	28.1%	12.1%	(13.5%)	(45.4%)
10/11/2010	11/1/2011	Harbin Electric, Inc.	NasdaqGS	Nevada	24.00	20.2%	36.3%	35.1%	37.7%	24.8%	22.3%	(7.7%)
1/28/2011	9/16/2011	China Security & Surveillance Technology, Inc.	NYSE	Delaware	6.50	33.2%	30.1%	26.1%	21.3%	24.9%	11.9%	(26.9%)
3/25/2011	8/25/2011	Funtalk China Holdings Limited	NasdaqGM	Cayman	7.20	17.1%	34.2%	30.6%	26.7%	2.9%	3.9%	(17.5%)
11/11/2010	8/19/2011	Chemspec International Limited	NYSE	Cayman	8.10	28.2%	29.2%	27.0%	22.8%	10.4%	14.2%	(10.5%)
6/27/2011	8/11/2011	Tiens Biotech Group (USA), Inc.	NYSE Amex	Delaware	1.72	67.0%	44.2%	31.5%	27.6%	21.5%	16.5%	(13.1%)
4/8/2010	4/15/2011	Tongjitang Chinese Medicines Company	NYSE	Cayman	4.50	19.0%	22.3%	21.9%	21.0%	17.9%	18.4%	(11.8%)
Closed Deals												
Mean						34.6%	41.4%	36.8%	33.0%	20.1%	12.7%	(24.1%)
Median						27.3%	35.3%	34.7%	28.2%	19.8%	13.5%	(19.0%)
High						115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	11.5%
Low						4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(38.2%)	(80.8%)
Overall												
Mean						33.8%	39.9%	37.0%	34.1%	22.4%	16.4%	(21.8%)
Median						24.8%	34.2%	34.2%	31.1%	20.7%	14.2%	(17.5%)
High						115.5%	133.1%	95.9%	102.9%	112.5%	103.3%	13.4%
Low						4.4%	1.6%	7.0%	(5.8%)	(35.0%)	(43.3%)	(80.8%)
4/28/2012	-	Sino Gas International Holdings, Inc	OTCPK	Utah	0.50	56.3%	52.9%	42.7%	49.9%	36.4%	12.9%	6.4%

Source: Capital IQ, Company Filings
Note:
1. As of announcement date or any revised offers received after announcement date
2. VWAP refers to Volume Weighted Average Price
3. 52-Week High prior to going private announcement

Illustrative Implied Multiples and Investment Required

(dollars in millions, except per ADS values)

Illustrative Purchase Price Per Share	Implied Equity Value[1]	Implied Premium to Pre-Announcement Share Price	Implied Premium to Offer Price	Implied Enterprise Value[1]	Implied EV[1]/ Revenue 9/30/2013	Implied EV[1]/ EBITDA 9/30/2013	Total Implied Investment Required[1]
Pre-announcement Price(12/6/2013) $0.49	$28.2	0.0%	(2.0)%	$50.6	0.85x	4.7x	$24.7
Current Trading Price (1/16/2014) $0.53	$30.5	8.2%	6.0%	$52.9	0.89x	4.9x	$26.7
Offer Price: $0.50	$28.8	2.1%	0.0%	$51.2	0.86x	4.8x	$25.2
$0.55	$31.7	12.3%	10.0%	$54.1	0.91x	5.0x	$27.7
$0.60	$34.6	22.5%	20.0%	$56.9	0.96x	5.3x	$30.2
$0.65	$37.4	32.7%	30.0%	$59.8	1.00x	5.6x	$32.8
$0.70	$40.3	42.9%	40.0%	$62.7	1.05x	5.8x	$35.3
$0.75	$43.2	53.1%	50.0%	$65.6	1.10x	6.1x	$37.8
$0.80	$46.1	63.3%	60.0%	$68.5	1.15x	6.4x	$40.3
$0.85	$49.0	73.5%	70.0%	$71.4	1.20x	6.6x	$42.8
$0.90	$51.8	83.7%	80.0%	$74.2	1.25x	6.9x	$45.4
$0.95	$54.7	93.9%	90.0%	$77.1	1.29x	7.2x	$47.9
$1.00	$57.6	104.1%	100.0%	$80.0	1.34x	7.5x	$50.4

Additional Investment Required per Selected Price Movements

Per Share Price Movement	Additional Investment (US$ millions)
$0.01	$0.504
0.05	2.520
0.10	5.041

Source: Company Filings, Capital IQ
Note:
1. Based on 57,608,833 ordinary shares outstanding as of 12/31/2013 per Company management

Price Revision Study for Going-Private Transactions

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
On-Going Deals								
12/24/2013	Noah Education Holdings Ltd.	Cayman	12/24/2013	$2.80	12/24/2013	$2.80	0.0%	0
11/25/2013	Giant Interactive Group, Inc.	Cayman	11/25/2013	11.75	11/25/2013	11.75	0.0%	0
9/30/2013	Charm Communications Inc.	Cayman	9/30/2013	4.70	9/30/2013	4.70	0.0%	0
9/4/2013	China Hydroelectric Corporation	Cayman	9/4/2013	3.51	1/10/2014	3.51	0.0%	2
8/19/2013	Exceed Company Ltd	BVI	8/19/2013	1.72	12/2/2013	1.78	3.5%	2
6/20/2013	ChinaEdu Corporation	Cayman	6/20/2013	7.00	6/20/2013	7.00	0.0%	0
6/6/2013	iSoftStone Holdings Limited	Cayman	6/6/2013	5.85	11/4/2013	5.45	(6.8%)	1
5/21/2013	Le Gaga Holdings Ltd	Cayman	5/21/2013	4.01	5/21/2013	4.01	0.0%	0
5/20/2013	Pactera Technology International Ltd.	Cayman	5/20/2013	7.50	10/17/2013	7.30	(2.7%)	2
3/12/2013	Camelot Information Systems Inc.	BVI	3/12/2013	1.85	3/12/2013	1.85	0.0%	0
11/2/2012	Trunkbow International Holdings, Ltd.	Nevada	11/2/2012	1.46	11/2/2012	1.46	0.0%	0
10/15/2012	American Lorain Corporation	Nevada	10/15/2012	1.60	10/15/2012	1.60	0.0%	0
10/15/2012	Yongye International, Inc.	Nevada	10/15/2012	6.60	9/23/2013	6.69	1.4%	2
10/12/2012	Ninetowns Internet Technology Group Company Ltd.	Cayman	10/12/2012	2.00	10/12/2012	2.00	0.0%	0
12/13/2011	WSP Holdings Ltd.	Cayman	12/13/2011	3.00	2/21/2013	3.20	6.7%	1
Closed Deals								
1/20/2012	AsiaInfo-Linkage, Inc.	Delaware	1/20/2012	$12.00	1/20/2012	$12.00	0.0%	0
3/11/2013	Simcere Pharmaceutical Group.	Cayman	3/11/2013	9.56	8/28/2013	9.66	1.0%	1
8/13/2012	LJ International Inc.	BVI	8/13/2012	2.00	8/13/2012	2.00	0.0%	0
9/26/2012	7 Days Group Holdings Limited	Cayman	9/26/2012	12.70	2/28/2013	13.80	8.7%	1
10/3/2012	Feihe International, Inc.	Utah	10/3/2012	7.40	10/3/2012	7.40	0.0%	0
3/27/2012	Zhongpin, Inc.	Delaware	3/27/2012	13.50	3/27/2012	13.50	0.0%	0
9/12/2012	3SBio Inc.	Cayman	9/12/2012	15.00	4/22/2013	16.70	11.3%	2

Source: Public filings, Capital IQ

Price Revision Study for Going-Private Transactions (cont'd)

Announcement Date	Company	Domiciled Location	Initial Offer Date	Initial Offer Price ($)	Final Offer Date	Final Offer Price ($)	% Change	# of Revisions
Closed Deals (cont.)								
8/13/2012	Focus Media Holding Ltd.	Cayman	8/13/2012	$27.00	12/19/2012	$27.50	1.9%	1
5/17/2013	China Shenghuo Pharmaceutical Holdings, Inc.	Delaware	2/13/2013	0.15	4/16/2013	0.16	6.7%	1
9/7/2012	Syswin Inc.	Cayman	9/7/2012	2.00	12/24/2012	2.05	2.5%	1
7/6/2012	ShangPharma Corporation	Cayman	7/6/2012	9.00	7/6/2012	9.00	0.0%	0
5/9/2012	China Nuokang Bio-Pharmaceutical Inc.	Cayman	5/9/2012	5.80	5/9/2012	5.80	0.0%	0
5/21/2012	Yucheng Technologies Limited	BVI	5/21/2012	3.80	8/13/2012	3.90	2.6%	1
11/3/2010	Fushi Copperweld, Inc.	Nevada	11/3/2010	11.50	12/28/2011	9.50	(17.4%)	2
4/2/2012	Winner Medical Group Inc.	Nevada	4/2/2012	4.50	4/2/2012	4.50	0.0%	0
1/9/2012	Pansoft Company Limited	BVI	1/9/2012	3.76	5/17/2012	4.15	10.4%	1
5/3/2012	China Mass Media Corp.	Cayman	5/3/2012	5.00	5/3/2012	5.00	0.0%	0
2/21/2012	China TransInfo Technology Corp.	Nevada	2/21/2012	5.65	6/8/2012	5.80	2.7%	1
2/24/2012	Gushan Environmental Energy Ltd.	Cayman	2/24/2012	1.60	9/13/2012	1.65	3.2%	2
1/6/2012	Jingwei International Limited	Nevada	1/6/2012	1.56	2/9/2012	2.20	41.0%	1
10/28/2011	China Real Estate Information Corporation	Cayman	10/28/2011	5.73	10/28/2011	5.73	0.0%	0
11/14/2011	China GrenTech Corp. Ltd.	Cayman	11/14/2011	3.10	1/12/2012	3.15	1.6%	1
10/17/2011	Shanda Interactive Entertainment Ltd.	Cayman	10/17/2011	41.35	10/17/2011	41.35	0.0%	0
3/7/2011	China Fire & Security Group, Inc.	Florida	3/7/2011	9.00	3/7/2011	9.00	0.0%	0
10/11/2010	Harbin Electric, Inc.	Nevada	10/11/2010	24.00	10/11/2010	24.00	0.0%	0
1/28/2011	China Security & Surveillance Technology, Inc.	Delaware	1/28/2011	6.50	1/28/2011	6.50	0.0%	0
3/25/2011	Funtalk China Holdings Limited	Cayman	3/25/2011	7.10	5/11/2011	7.20	1.4%	1
11/11/2010	Chemspec International Limited	Cayman	11/11/2010	8.00	3/9/2011	8.10	1.3%	1
6/27/2011	Tiens Biotech Group (USA), Inc.	Delaware	6/27/2011	1.72	6/27/2011	1.72	0.0%	0
4/8/2010	Tongjitang Chinese Medicines Company	Cayman	4/8/2010	4.50	4/8/2010	4.50	0.0%	0
Mean							1.8%	1
Median							0.0%	0
High							41.0%	2
Low							(17.4%)	0

Source: Public filings, Capital IQ

Historical Income Statement

(dollars in millions)

	Fiscal Year Ended December 31,			LTM
	2010	2011	2012	09/30/2013
Revenues, Net	$32.1	$41.7	$50.4	$59.6
Cost of Sales (Goods Sold)	19.8	23.4	32.4	39.9
Gross Profit	$12.3	$18.3	$18.0	$19.7
Operating Expenses:				
Selling Expenses	1.8	2.5	3.7	5.0
General and Administrative Expenses	3.3	4.7	5.0	5.6
Total Operating Expenses	$5.1	$7.2	$8.7	$10.7
Operating Income	$7.2	$11.1	$9.4	$9.0
Interest Expense	2.7	2.4	3.4	3.9
Interest (Income)	(0.0)	(0.0)	(0.3)	(0.2)
Other Expenses (Income)	0.1	0.1	0.8	0.5
Investment (Income)	(0.8)	(1.4)	(3.0)	(3.2)
Impairment Loss	0.1	0.8	0.0	0.0
Disposal of Subsidiaries (Gain)	0.0	(1.1)	0.0	0.0
Pre-tax Income (Loss)	$5.2	$10.3	$8.4	$8.0
Income Taxes (Credit)	1.2	2.3	2.0	2.2
Net Income (Loss), Continuing Operations	$4.0	$8.1	$6.4	$5.8
Income (Loss) from Disct. Operations	(0.0)	0.1	0.0	0.0
Net Income (Loss)	$4.0	$8.2	$6.4	$5.8

Source: Company public filings
Note: 1. LTM refers to the most recently completed twelve month period for which financial information has been made public

Historical Balance Sheet

(dollars in millions)

	As of December 31,			As of
	2010	2011	2012	09/30/2013
Assets				
Current Assets:				
Cash & Cash Equivalents	$3.6	$2.9	$13.8	$4.5
Restricted Cash	0.0	0.0	0.2	0.0
Accounts Receivable	9.5	11.8	12.0	11.6
Notes Receivable	0.2	0.3	0.1	0.3
Related Party Receivables	0.4	0.0	0.0	0.3
Other Receivable	1.1	4.9	3.6	6.4
Inventories	0.5	0.6	0.7	2.4
Advance to Suppliers	3.6	4.8	5.4	7.2
Prepaid Expenses and Taxes	0.3	0.6	1.0	1.9
Total Current Assets	$19.2	$26.0	$36.7	$34.6
Fixed Assets:				
Land and Buildings	$3.0	$1.8	$2.3	$2.6
Machinery and Equipment	1.5	1.5	2.2	2.2
Gas Pipelines and Motor Vehicles	50.6	52.4	56.7	59.9
Less: Accumulated Depreciation	(5.2)	(6.6)	(7.9)	(9.1)
Net Fixed Assets	$49.9	$49.1	$53.3	$55.5
Construction in Progress	19.3	29.6	43.4	52.8
Intangible Assets	0.5	0.5	0.9	1.0
Goodwill	1.7	1.7	1.7	4.6
Investment	12.8	19.8	23.2	23.6
Deposit	1.2	0.8	0.6	0.7
Total Assets	$104.7	$127.3	$159.8	$172.8
Liabilities & Stockholders' Equity				
Current Liabilities:				
Accounts Payable	$11.1	$11.4	$17.1	$16.8
Bank Loans	7.9	17.1	21.8	32.9
Other Payables - Current Portion	3.7	7.6	9.6	5.3
Accrued Liabilities	0.1	0.0	0.0	0.0
Convertible Bonds	0.0	6.2	8.0	0.0
Related Party Payable	0.0	0.0	0.0	0.2
Unearned Revenue	1.6	2.3	3.8	5.4
Total Current Liabilities	$24.4	$44.7	$60.3	$60.6
Long-Term Bank Loans	3.0	0.0	11.6	9.9
Non-Current Convertible Bonds	5.6	0.0	0.0	0.0
Other Payables - Non-Current Portion	1.9	1.9	0.0	0.0
Total Liabilities	$34.9	$46.6	$71.9	$70.6
Minority Interest	1.0	3.4	7.4	7.4
Stockholders' Equity	68.8	77.3	80.5	94.8
Total Liabilities & Stockholders' Equity	$104.7	$127.3	$159.8	$172.8